UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012

NBC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-48225	47-0793347
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4700 South 19th Street

Lincoln, NE 68501-0529

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (402) 421-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on June 27, 2011, NBC Acquisition Corp., a Delaware corporation (the “Company”), Nebraska Book Company, Inc., a wholly owned subsidiary of the Company (“Nebraska Book”), NBC Holdings Corp., the parent of the company (“NBC Holdings”), and the subsidiaries of Nebraska Book (collectively, with the Company, Nebraska Book and NBC Holdings, the “Debtors”), filed voluntary petitions for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The reorganization cases are being jointly administered as Case No. 11-12005 under the caption “In re Nebraska Book Company, Inc., et al.” (hereinafter referred to as the “Chapter 11 Proceedings”). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On March 30, 2012, the Debtors filed their monthly operating report for the period from February 1, 2012 to February 29, 2012 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached as Exhibit 99.1 and is incorporated herein by reference.

This current report (including the exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with Generally Accepted Accounting Principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Forward Looking Information

This Current Report on Form 8-K contains “forward-looking statements” made by the Company within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,

•

the potential adverse impact of the Chapter 11 proceedings on the Company’s business, financial condition or results of operations, including the Company’s ability to maintain contracts and other customer and vendor relationships that are critical to the Company’s business and the actions and decisions of the Company’s creditors and other third parties with interests in the Company’s Chapter 11 proceedings;

•

the Company’s ability to maintain adequate liquidity to fund the Company’s operations during the Chapter 11 proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor in possession and “exit” financing; maintaining normal terms with the Company’s vendors and service providers during the Chapter 11 proceedings and complying with the covenants and other terms of the Company’s financing agreements;

•

the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•	goodwill impairment or impairment of identifiable intangibles resulting in a non-cash write down of goodwill or identifiable intangibles; and

•

other risks detailed in the Company’s SEC filings, in particular the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and its Quarterly Reports on Form 10-Q, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control.

Investors and other interested parties can obtain information about the Company’s Chapter 11 filing on the Internet at www.nebook.com/info. Court filings and claims information are available at www.kccllc.net/nbc. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s view only as of the date of this Current Report on Form 8-K, and which the Company assumes no obligation to update.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Monthly Operating Report for the period from February 1 to February 29, 2012, filed with the United States Bankruptcy Court for the District of Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC ACQUISITION CORP.

Date: March 30, 2012	/s/ Alexi A. Wellman
Alexi A. Wellman
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Monthly Operating Report for the period from February 1, 2012 to February 29, 2012, filed with the United States Bankruptcy Court for the District of Delaware